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                                  EXHIBIT 99.3

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                                                                    Exhibit 99.3
FOR IMMEDIATE RELEASE
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PETRO STOPPING CENTERS HOLDINGS L.P. ANNOUNCES COMPLETION OF ITS REFINANCING
TRANSACTIONS

EI Paso, Texas, February 9, 2004 - Petro Stopping Centers Holdings L.P. and its affiliated entities, Petro Holdings Financial Corporation, Petro Warrant Holdings Corporation, Petro Stopping Centers L.P. and Petro Financial Corporation (collectively, the "Companies"), announce today the closing of a series of transactions pursuant to which the Companies have refinanced substantially all of their existing indebtedness. The components of the refinancing transactions consist of:

     -- The sale of $225 million aggregate principal amount of 9% senior secured notes by Petro Stopping Centers L.P. and Petro Financial Corporation in a private placement pursuant to Rule 144A under the Securities Act of 1933.

     -- The purchase of $117,378,000 in aggregate principal amount of the outstanding $135,000,000 aggregate principal amount at maturity of 10 1/2% Senior Notes due 2007 of Petro Stopping Centers L.P. and Petro Financial Corporation (CUSIP No. 715911AB9, ISIN No. US715911AB99) (the "10 1/2% Senior Notes") that were tendered as of Jan. 30, 2004, pursuant to their outstanding cash tender offer and consent solicitation. In connection with the purchase of the 10 1/2% Senior Notes, Petro Stopping Centers L.P. and Petro Financial Corporation executed a supplemental indenture that eliminated significantly all of the restrictive covenants and events of default provisions from the indenture governing the 10 1/2% Senior Notes. The offer to purchase the outstanding 10 1/2% Senior Notes will expire at 5:00 p.m. New York City time on Tuesday, Feb. 17, 2004, with respect to any Notes tendered after Jan. 30, 2004.

     -- The closing of new senior secured credit facilities by Petro Stopping Centers L.P. comprised of a $25 million revolving credit facility and a $25 million term loan, and the repayment of Petro Stopping Centers L.P.'s existing credit facilities.

     -- The completion of Petro Stopping Centers Holdings L.P.'s and Petro Holdings Financial Corporation's exchange offer and consent solicitation with respect to their outstanding $113,370,000 aggregate principal amount at maturity senior discount notes due 2008 (the "15% Notes") (CUSIP No. 71646DAE2 and ISIN No. US71646DAE22). Pursuant to the exchange offer, Petro Stopping Centers Holdings L.P. and Petro Holdings Financial Corporation purchased $62,181,000 of the aggregate principal amount at maturity of the 15% Notes, and exchanged $47,889,000 aggregate principal amount at maturity of the 15% Notes for new notes of Petro Stopping Centers Holdings L.P. and Petro Holdings Financial Corporation. In connection with the purchase of the 15% Notes, Petro Stopping Centers Holdings L.P. and Petro Financial Corporation executed a supplemental indenture that eliminated significantly all of the restrictive covenants and events of default provisions from the indenture governing the 15% Notes that remain outstanding. Petro Warrant Holdings Corporation also executed an amendment to the existing Warrant Agreement relating to its warrants for its common stock.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The notes issued by the Companies have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under such Act or an applicable exemption from registration requirements.

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All statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and inherently involve certain risks, uncertainties and assumptions that are difficult to predict. These statements are based on the Companies' best estimates, actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. The Companies assume no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Contact:

Petro Stopping Centers, El Paso
Edward Escudero, 915-779-4711